                                                                     EXHIBIT 2.5

ALBERT, WEILAND & GOLDEN, LLP
Lei Lei Wang Ekvall, State Bar No. 163047
Kyra E. Andrassy, State Bar No. 207959
650 Town Center Drive, Suite 950
Costa Mesa, California 92626
Telephone: (714) 966-1000
Facsimile: (714) 966-1002

General Insolvency Counsel for
Universal Broadband Networks, Inc., and
IJNT, Inc., Debtors and Debtors-in-Possession

                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA

                               SANTA ANA DIVISION

In re                                         ) Case No. SA 00-18281 JB
                                              ) (Substantively consolidated with
UNIVERSAL BROADBAND NETWORKS, INC., a         ) Case No. SA 00-18282 JB)
Delaware corporation,                         )
                                              )
                                              )
                                              )  Chapter 11 Cases
                                              )
                                              )
                         Debtor and           )  DEBTOR'S FOURTH AMENDED
                         Debtor-in-Possession.)  PLAN OF REORGANIZATION
                                              )
                                              )
In re                                         ) DISCLOSURE STATEMENT HEARING
                                                ----------------------------
                                              )
IJNT, INC., a Nevada corporation,             ) DATE:    JUNE 13, 2002
                                              ) TIME:    9:30 A.M.
                                              ) CTRM:    6D
                         Debtor and           )
                         Debtor-in-Possession.) PLAN CONFIRMATION HEARING
                                              ) -------------------------
                                              ) [TO BE SET]

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

I.
INTRODUCTION...................................................................1

         A. Disclaimer.........................................................1

                  1. No Duty to Update Information and No Guarantee
                     Regarding Forward-Looking Statements......................1

                  2. No Recommendation from Court..............................2

                  3. No Admissions Against Interest............................2

II. BACKGROUND.................................................................2

         A. Principals/Affiliates of Debtor's Business.........................2

         B. The Formation of the Committee.....................................3

         C. Substantive Consolidation of Estates...............................3

         D. The Claims Bar Date................................................3

III. THE PLAN OF REORGANIZATION................................................3

         A. What Creditors and Interest Holders Will Receive Under The
            Proposed Plan......................................................3

         B. Unclassified Claims................................................4

                  1. Administrative Priority Claims............................4

                           a.       Allowance of Administrative Claim.........13

                           b. Deadline to File Motions for Allowance of Administrative Priority Claim or Applications for Approval of Fees and Reimbursement of
                                    Expenses..................................14

                  2. Priority Tax Claims......................................15

         C. Classified Claims and Interests...................................17

                  1. Classes of Secured Claims................................17

                  2. Classes of Priority Unsecured Claims.....................19

                  3. Classes of General Unsecured Claims......................19

                  4. Class of Interest Holders................................20

         D. Plan Implementation Provisions ...................................21

                  3. Long-Term Funding Under the Plan.........................22

                  4. The Liquidating Trust....................................23

                  5. The Reverse Merger with FoneFriend.......................23

                           a. Terms of the Merger.............................23

                  6. Stock of Nucentrix.......................................25

                  7. Dissolution of Committee.................................26

                  8. Dissolution of Man Rabbit, UBEE, and Urjet...............26

                  9. Post-Confirmation Management.............................26

                           a. The Post-Confirmation Committee.................26

                           b.       Appointment of Liquidating Trustee........26

                           c. Compensation of the Liquidating Trustee and Retention and Payment of Professionals for the Liquidating Trustee and the Post-Confirmation
                                    Committee.................................27

                           d.       No Personal Obligation for Estate
                                    Liabilities...............................28

                           e.       Standard of Care..........................28

                           f.       Reliance on Documents or Advice of
                                    Counsel...................................29

                           g.       Exercise of Powers........................29

                           h.       Surety Bond...............................29

                           i.       Tax Returns...............................29

                           j.       Books and Records.........................29

         E. Other Provisions of the Plan......................................30

                  1. Executory Contracts and Unexpired Leases.................30

                           a. Assumption and Assignment.......................30

                           b. Rejections......................................30

                  2. Abandonment..............................................30

                  3. Changes in Rates Subject to Regulatory Commission
                     Approval.................................................31

                  4. Undeliverable Distributions..............................31

                  5. Reserve for Disputed Claims..............................32

                  6. Limitation of Liability..................................32

                  7. Exemption from Transfer Taxes............................33

                  8. Governing Law............................................33

                  9. Retention of Jurisdiction................................33

IV. EFFECT OF CONFIRMATION OF PLAN............................................35

         A. Discharge.........................................................35

         B. Transfer of Property of the Debtor................................35

         C. Modification of Plan..............................................35

         D. Post-Confirmation Status Report...................................35

         E. Post-Confirmation Conversion/Dismissal............................36

         F. Final Decree......................................................36

I.       INTRODUCTION
         Universal Broadband Networks, Inc. ("UBN"),(1) and IJNT, Inc. ("IJNT") (UBN and IJNT are collectively referred to as the "DEBTOR"), are debtors in a substantively consolidated chapter 11 bankruptcy case (the "CASE"). On October 31, 2000 (the "PETITION DATE"), UBN and IJNT commenced bankruptcy cases by filing Chapter 11 voluntary petitions under the United States Bankruptcy Code (the "CODE"), 11 U.S.C. ss. 101 et seq. The bankruptcy estate created by the filing of the petition is referred to herein as the "ESTATE." Chapter 11 allows the Debtor, and under some circumstances, creditors and others parties in interest, to propose a plan of reorganization. THE DOCUMENT YOU ARE READING IS THE PLAN. The Debtor is the party proposing the plan (the "PLAN"). The effective date (the "EFFECTIVE DATE") of the Plan is approximately 30 days after the order confirming the Plan (the "PLAN CONFIRMATION ORDER") is entered.

         A.       DISCLAIMER

                  1.       NO DUTY TO UPDATE INFORMATION AND NO GUARANTEE
                           REGARDING FORWARD-LOOKING STATEMENTS
         The financial data relied upon in formulating the Plan is based on the
Debtor's books and records, the Debtor's financial projections, and numerous other sources. This information was compiled by the Debtors' financial staff and management under the direction of Mr. Brandon Powell, the Debtor's Executive Vice-President. Unless this Plan states otherwise, the statements contained in this document are made as of May 20, 2002.

-------------------------------
         1/ Any capitalized term that is not defined herein shall have the meaning set forth in the Fourth Amended Disclosure Statement Describing the Debtor's Fourth Amended Plan (the "DISCLOSURE STATEMENT"), and if it is not defined therein, but is used in the Code or the Federal Rules of Bankruptcy Procedure (the "RULES"), it will have the meaning in the Code or the Rules, as applicable.

         Under no circumstances will the delivery of this document or the exchange of any rights made in connection with the Plan create an implication or representation that the information reflected in this document did not change after it was compiled. The Debtor assumes no duty to update or supplement any of the disclosures contained in this document or to correct or update any forward-looking statements to reflect new information, future events, or other changes.
         This document may contain forward-looking statements within the meaning of the Securities Act. Any such forward-looking statements are based upon the information that was available when the statements were made, and the statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements. Neither the SEC nor any state securities commission has approved or disapproved of this document.

                  2.       NO RECOMMENDATION FROM COURT
         The Court has not yet determined whether or not the Plan is confirmable and makes no recommendation as to whether or not you should support or oppose the Plan.

                  3.       NO ADMISSIONS AGAINST INTEREST
         NOTHING CONTAINED IN THIS PLAN, ANY DOCUMENT FILED IN SUPPORT OR STATEMENT MADE IN CONNECTION WITH SEEKING CONFIRMATION OF THE PLAN SHALL CONSTITUTE AN ADMISSION OR A DECLARATION AGAINST INTEREST BY THE DEBTOR OR THE ESTATE FOR PURPOSES OF ANY EXISTING OR FUTURE LITIGATION OR DISPUTE, AND SUCH INFORMATION IS NOT ADMISSIBLE AGAINST THE DEBTOR OR THE ESTATE IN ANY PROCEEDING EXCEPT IN FURTHERANCE OF CONFIRMING THE PLAN.

II.      BACKGROUND
         A. PRINCIPALS/AFFILIATES OF DEBTOR'S BUSINESS
         UBN's and IJNT's officers at the commencement of the case included:
         1.       Michael A. Sternberg, Chief Executive Officer, President and
                  Director
         2.       Jeffrey R. Matsen, Executive Vice President and Secretary
         3.       Kim Marcus, Interim Chief Financial Officer
         4.       Brandon Powell, Executive Vice President and General Counsel

         IJNT, a Nevada corporation, is a wholly-owned subsidiary of UBN. Other wholly-owned subsidiaries of the UBN include Man, Rabbit, House Multimedia, a California corporation ("MAN RABBIT"), and UBEE Networks Enterprises, Inc. ("UBEE"), a Nevada corporation. Urjet Backbone Network ("URJET"), a Nevada corporation, is a wholly-owned subsidiary of UBEE. UBN, IJNT, Man Rabbit, UBEE, and Urjet all filed voluntary bankruptcy petitions under chapter 11 of the Bankruptcy Code on October 31, 2000.

         B.       THE FORMATION OF THE COMMITTEE
         On or about November 21, 2000, the Office of the United States Trustee appointed three members to serve on the Official Committee of Creditors (the "COMMITTEE"). The members of the Committee are: (1) Lucent; (2) Herkimer LLC; and (3) AIG Soundshore Holdings, Ltd., AIG Soundshore Opportunities Holdings, Ltd., and AIG Soundshore Strategic Holding, Ltd.

         C.       SUBSTANTIVE CONSOLIDATION OF ESTATES
         On or about April 16, 2001, the Court entered an order substantively consolidating the estates of UBN and IJNT. UBN and IJNT filed the motion early in the case. However, the Committee had concerns which were ultimately addressed.
         D.       THE CLAIMS BAR DATE
                  On or about April 16, 2001, the Court also entered an order establishing June 25, 2001, as the deadline for creditors to file claims. The notice of the claims bar date was served on all creditors on or about April 24, 2001.

III.     THE PLAN OF REORGANIZATION

         A. WHAT CREDITORS AND INTEREST HOLDERS WILL RECEIVE UNDER THE PROPOSED PLAN
         As required by the Code, the Plan classifies claims and interests in various classes according to their right to priority. The Plan states whether each class of claims or interests is impaired or unimpaired. The Plan provides the treatment each class will receive.

         B.       UNCLASSIFIED CLAIMS
         Certain types of claims are not placed into voting classes; instead they are unclassified. They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Code. As such, the Proponent has NOT placed the following claims in a class.

                  1.       ADMINISTRATIVE PRIORITY CLAIMS
         Administrative priority claims ("ADMINISTRATIVE CLAIMS") are claims for costs or expenses of administering the Debtor's chapter 11 case described in Code section 507(a)(1). The Code requires that all Allowed Administrative Claims be paid on the Effective Date of the Plan, unless a particular claimant ("ADMINISTRATIVE CLAIMANT") agrees to a different treatment.
         The following chart lists the Debtor's known Administrative Claims and their treatment under the Plan. The Debtor is unaware of any other Administrative Claims.

========================================= =====================================  =====================================

                                                     AMOUNT OWED
                                              (AMOUNTS ARE ESTIMATED AS OF
          NAME                                      APRIL 30, 2002)                          TREATMENT

Clerk's Office Fees                       Nominal                                 Paid in full on Effective Date.
----------------------------------------- -------------------------------------   -------------------------------------

Office of the U.S. Trustee Fees           $0                                      Paid in full on Effective Date.
----------------------------------------- -------------------------------------   -------------------------------------

Albert, Weiland & Golden, LLP, Debtor's   Total fees and expenses = $485,222.73   On or after the Effective Date and upon
general bankruptcy counsel                Paid to date = $61,471.40               Allowance of fees and expenses, unless
                                          Unpaid balance = $423,751.33            otherwise agreed to by the claimant, the
                                          Additional estimated fees = $175,000.00 Allowed Administrative Claim shall be paid by the Liquidating Trustee on a pro rata
                                                                                  with other Allowed Administrative Claims
                                                                                  basis if and when Distributable Funds(2) are
                                                                                  available after payment in full of class 4
                                                                                  Claims (Allowed Priority Wage Claims). The
                                                                                  amount of pro rata payment to a particular
                                                                                  claimant shall take into account payments
                                                                                  some Administrative Claimants may have
                                                                                  received during the pendency of the Case.
                                                                                  For example, if A was paid 30% of its
                                                                                  Allowed fees and expenses during the
                                                                                  pendency of the case, B was paid 15% of its
                                                                                  Allowed fees and expenses, and C and D
                                                                                  received nothing, then A and B will not
                                                                                  receive any payments until C and D each
                                                                                  receives 15%, at which time, B, C, and D
                                                                                  shall share pari passu until they are each
                                                                                  paid 30%. A, B, C, and D shall then share
                                                                                  pari passu in further distributions until
                                                                                  they are each paid in full.
----------------------------------------- -------------------------------------   -------------------------------------

---------------
         2/       Defined in section III. D. 9. b. of this document.

                                                      4





========================================= =====================================  =====================================

                                                     AMOUNT OWED
                                              (AMOUNTS ARE ESTIMATED AS OF
          NAME                                      APRIL 30, 2002)                          TREATMENT

Irell & Manella, LLP, Committee's general Total fees and expenses = $177,143.77   On or after the Effective Date and upon
bankruptcy counsel                        Paid to date = $30,000.00               Allowance of fees and expenses, unless
                                          Unpaid balance = $147,143.77            otherwise agreed to by the claimant, the
                                          Additional estimated fees = $31,000.00  Allowed Administrative Claim shall be paid by the Liquidating Trustee on a pro rata
                                                                                  with other Allowed Administrative Claims
                                                                                  basis if and when Distributable Funds(3) are
                                                                                  available after payment in full of class 4
                                                                                  Claims (Allowed Priority Wage Claims). The
                                                                                  amount of pro rata payment to a particular
                                                                                  claimant shall take into account payments
                                                                                  some Administrative Claimants may have
                                                                                  received during the pendency of the Case.
                                                                                  For example, if A was paid 30% of its
                                                                                  Allowed fees and expenses during the
                                                                                  pendency of the case, B was paid 15% of its
                                                                                  Allowed fees and expenses, and C and D
                                                                                  received nothing, then A and B will not
                                                                                  receive any payments until C and D each
                                                                                  receives 15%, at which time, B, C, and D
                                                                                  shall share pari passu until they are each
                                                                                  paid 30%. A, B, C, and D shall then share
                                                                                  pari passu in further distributions until
                                                                                  they are each paid in full.
----------------------------------------- -------------------------------------   -------------------------------------

Womble Carlyle Sandridge & Rice PLLC      Total fees and expenses = $90,167.50    On or after the Effective Date and upon
(formerly Pepper & Corazzini, LLP),       Paid to date = $0.00                    Allowance of fees and expenses, unless
Debtor's special FCC counsel              Unpaid balance = $90,167.50             otherwise agreed to by the claimant, the
                                          Additional estimated fees = $14,000.00  Allowed Administrative Claim shall be paid by the Liquidating Trustee on a pro rata
                                                                                  with other Allowed Administrative Claims
                                                                                  basis if and when Distributable Funds(4) are
                                                                                  available after payment in full of class 4
                                                                                  Claims (Allowed Priority Wage Claims). The
                                                                                  amount of pro rata payment to a particular
                                                                                  claimant shall take into account payments
----------------------------------------- -------------------------------------   -------------------------------------

-----------------
         3/       Defined in section III. D. 9. b. of this document.
         4/       Defined in section III. D. 9. b. of this document.

                                       5





========================================= =====================================  =====================================

                                                     AMOUNT OWED
                                              (AMOUNTS ARE ESTIMATED AS OF
          NAME                                      APRIL 30, 2002)                          TREATMENT

                                                                                  some Administrative Claimants may have
                                                                                  received during the pendency of the Case.
                                                                                  For example, if A was paid 30% of its
                                                                                  Allowed fees and expenses during the
                                                                                  pendency of the case, B was paid 15% of its
                                                                                  Allowed fees and expenses, and C and D
                                                                                  received nothing, then A and B will not
                                                                                  receive any payments until C and D each
                                                                                  receives 15%, at which time, B, C, and D
                                                                                  shall share pari passu until they are each
                                                                                  paid 30%. A, B, C, and D shall then share
                                                                                  pari passu in further distributions
                                                                                  until they are each paid in full.
----------------------------------------- -------------------------------------   -------------------------------------

Pillsbury Winthrop, LLP, Debtor's         Total fees and expenses = $43,405.15    On or after the Effective Date and upon
corporate counsel                         Paid to date = $0.00                    Allowance of fees and expenses, unless
                                          Unpaid balance = $43,405.15             otherwise agreed to by the claimant, the
                                          Additional estimated fees = $50,000.00  Allowed Administrative Claim shall be paid by the Liquidating Trustee on a pro rata
                                                                                  with other Allowed Administrative Claims
                                                                                  basis if and when Distributable Funds(5) are
                                                                                  available after payment in full of class 4
                                                                                  Claims (Allowed Priority Wage Claims). The
                                                                                  amount of pro rata payment to a particular
                                                                                  claimant shall take into account payments
                                                                                  some Administrative Claimants may have
                                                                                  received during the pendency of the Case.
                                                                                  For example, if A was paid 30% of its
                                                                                  Allowed fees and expenses during the
                                                                                  pendency of the case, B was paid 15% of its
                                                                                  Allowed fees and expenses, and C and D
                                                                                  received nothing, then A and B will not
                                                                                  receive any payments until C and D each
                                                                                  receives 15%, at which time, B, C, and D
                                                                                  shall share pari passu until they are each
                                                                                  paid 30%. A, B, C, and D shall then share
                                                                                  pari passu in further distributions until
                                                                                  they are each paid in full.
----------------------------------------- -------------------------------------   -------------------------------------

---------------
         5/       Defined in section III. D. 9. b. of this document.

                                       6





========================================= =====================================  =====================================

                                                     AMOUNT OWED
                                              (AMOUNTS ARE ESTIMATED AS OF
          NAME                                      APRIL 30, 2002)                          TREATMENT

Squar Milner, Debtor's accountants and    Total fees and expenses = $337,131.66  On or after the Effective Date and upon
financial advisors                        Paid to date = $0.00                   Allowance of fees and expenses, unless
                                          Unpaid balance = $337,131.66           otherwise agreed to by the claimant, the
                                          Additional estimated fees = $15,000.00 Allowed Administrative Claim shall be paid by the Liquidating Trustee on a pro rata
                                                                                 with other Allowed Administrative Claims
                                                                                 basis if and when Distributable Funds(6) are
                                                                                 available after payment in full of class 4
                                                                                 Claims (Allowed Priority Wage Claims). The
                                                                                 amount of pro rata payment to a particular
                                                                                 claimant shall take into account payments
                                                                                 some Administrative Claimants may have
                                                                                 received during the pendency of the Case.
                                                                                 For example, if A was paid 30% of its
                                                                                 Allowed fees and expenses during the
                                                                                 pendency of the case, B was paid 15% of its
                                                                                 Allowed fees and expenses, and C
                                                                                 and D received nothing, then A and B will
                                                                                 not receive any payments until C and D each
                                                                                 receives 15%, at which time, B, C, and D
                                                                                 shall share pari passu until they are each
                                                                                 paid 30%. A, B, C, and D shall then share
                                                                                 pari passu in further distributions until
                                                                                 they are each paid in full.
----------------------------------------- -------------------------------------  -------------------------------------

Marshack, Shulman, Hodges & Bastian,      Total fees = Contingency               Contingency fee of 35% of gross recovery if
LLP, Debtor's special litigation counsel  Total expenses = $10,000.00            litigation against Sternberg settles prior
                                          Paid to date = $5,000.00               to a trial date being set; contingency fee
                                          Unpaid balance = $5,000.00             of 40% of gross recovery if litigation
                                                                                 settles after trial is set; contingency fee
                                                                                 of 45% of gross recovery after trial
                                                                                 commences. Cost retainer of $10,000.00
                                                                                 authorized upon approval of employment with
                                                                                 $5,000 to be paid upon approval and $5,000
                                                                                 to be paid 9 months after approval, or
                                                                                 September 7, 2002.

----------------
         6/       Defined in section III. D. 9. b. of this document.

                                       7





========================================= =====================================  =====================================

                                                     AMOUNT OWED
                                              (AMOUNTS ARE ESTIMATED AS OF
          NAME                                      APRIL 30, 2002)                          TREATMENT

                                                                                  Claimant's fees shall be paid upon the
                                                                                  Court's approval of its contingency fee from
                                                                                  proceeds of the litigation against
                                                                                  Sternberg.
----------------------------------------- -------------------------------------   -------------------------------------

Brandon Powell, Executive Vice President, Total retention bonus claim=$65,000.00  On or after the Effective Date, unless
General Counsel, and Secretary            Paid to date = $40,625.00               otherwise agreed to by the claimant, the
                                          Unpaid balance = $24,375.00             Allowed Administrative Claim shall be paid
                                          Additional estimated claim=$16,875.00   by the Liquidating Trustee on a pro rata
                                                                                  with other Allowed Administrative Claims
                                                                                  basis if and when Distributable Funds(7) are
                                                                                  available after payment in full of class 4
                                                                                  Claims (Allowed Priority Wage Claims). The
                                                                                  amount of pro rata payment to a particular
                                                                                  claimant shall take into account payments
                                                                                  some Administrative Claimants may have
                                                                                  received during the pendency of the Case.
                                                                                  For example, if A was paid 30% of its
                                                                                  Allowed fees and expenses during the
                                                                                  pendency of the case, B was paid 15% of its
                                                                                  Allowed fees and expenses, and C and D
                                                                                  received nothing, then A and B will not
                                                                                  receive any payments until C and D each
                                                                                  receives 15%, at which time, B, C, and D
                                                                                  shall share pari passu until they are each
                                                                                  paid 30%. A, B, C, and D shall then share
                                                                                  pari passu in further distributions until
                                                                                  they are each paid in full.
----------------------------------------- -------------------------------------   -------------------------------------

--------------------
         7/       Defined in section III. D. 9. b. of this document.

                                       8





======================================== =====================================    =====================================

                                                     AMOUNT OWED
                                              (AMOUNTS ARE ESTIMATED AS OF
          NAME                                      APRIL 30, 2002)                          TREATMENT

Bridgette Legge, Controller              Total retention bonus claim = $39,750.00 On or after the Effective Date, unless
                                         Paid to date = $23,500.00                otherwise agreed to by the claimant, the
                                         Unpaid balance = $16,250.00              Allowed Administrative Claim shall be paid
                                         Additional estimated claim = $6,250.00   by the Liquidating Trustee on a pro rata
                                                                                  with other Allowed Administrative Claims
                                                                                  basis if and when Distributable Funds(8) are
                                                                                  available after payment in full of class 4
                                                                                  Claims (Allowed Priority Wage Claims). The
                                                                                  amount of pro rata payment to a particular
                                                                                  claimant shall take into account payments
                                                                                  some Administrative Claimants may have
                                                                                  received during the pendency of the Case.
                                                                                  For example, if A was paid 30% of its
                                                                                  Allowed fees and expenses during the
                                                                                  pendency of the case, B was paid 15% of its
                                                                                  Allowed fees and expenses, and C and D
                                                                                  received nothing, then A and B will not
                                                                                  receive any payments until C and D each
                                                                                  receives 15%, at which time, B, C, and D
                                                                                  shall share pari passu until they are each
                                                                                  paid 30%. A, B, C, and D shall then share
                                                                                  pari passu in further distributions until
                                                                                  they are each paid in full.

---------------------
         8/       Defined in section III. D. 9. b. of this document.

                                       9





======================================== =====================================    =====================================

                                                     AMOUNT OWED
                                              (AMOUNTS ARE ESTIMATED AS OF
          NAME                                      APRIL 30, 2002)                          TREATMENT

Lucent, member of the Committee          Total fees and expenses = $3,848.29*     On or after the Effective Date, unless
                                         Paid to date = $0.00                     otherwise agreed to by the claimant,
                                         Unpaid balance = $3,848.29               the Allowed Administrative Claim shall
                                         Additional estimated fees = $0.00        be paid by the Liquidating Trustee on
                                                                                  a pro rata with other Allowed
                                                                                  Administrative Claims basis if and
                                                                                  when Distributable Funds(9) are
                                                                                  available after payment in full of
                                                                                  class 4 Claims (Allowed Priority Wage
                                         *Fees of $3,159.50 and costs of $688.79  Claims).  The amount of pro rata
                                         associated with formation of the         payment to a particular claimant shall
                                         Committee                                take into account payments some
                                                                                  Administrative Claimants may have
                                                                                  received during the pendency of the
                                                                                  Case.  For example, if A was paid 30%
                                                                                  of its Allowed fees and expenses
                                                                                  during the pendency of the case, B was
                                                                                  paid 15% of its Allowed fees and
                                                                                  expenses, and C and D received
                                                                                  nothing, then A and B will not receive
                                                                                  any payments until C and D each
                                                                                  receives 15%, at which time, B, C, and
                                                                                  D shall share pari passu until they
                                                                                  are each paid 30%.  A, B, C, and D
                                                                                  shall then share pari passu in further
                                                                                  distributions until they are each paid
                                                                                  in full.

-------------------
         9/       Defined in section III. D. 9. b. of this document.

                                       10





======================================== =====================================    =====================================

                                                     AMOUNT OWED
                                              (AMOUNTS ARE ESTIMATED AS OF
          NAME                                      APRIL 30, 2002)                          TREATMENT

ASK Financial, Debtor's special          Total fees and expenses = $0.00          Contingency fee of 38% of all gross receipts
preference litigation counsel            Paid to date = $0.00                     from preference recoveries (excluding the
                                         Unpaid balance = $0.00                   Nortel preference action discussed in
                                                                                  section II.D.2.g. of the Disclosure
                                                                                  Statement and no reimbursement of expenses.

                                                                                  Claimant's fees shall be paid upon the
                                                                                  Court's approval of its contingency fee from
                                                                                  the preference recoveries (excluding the
                                                                                  Nortel preference action).

Ordinary course of business                                                       On or after the Effective Date and
Administrative Claims                                                             upon Allowance of fees and expenses,
                                                                                  unless otherwise agreed to by the
o Cannery Village Investment             Amount = $4,583.60                       claimant, the Allowed Administrative
Partnership                                                                       Claim shall be paid by the Liquidating
                                                                                  Trustee on a pro rata with other
                                                                                  Allowed Administrative Claims basis if
                                                                                  and when Distributable Funds(10) are
                                                                                  available after payment in full of
                                                                                  class 4 Claims (Allowed Priority Wage

------------------
         10/       Defined in section III. D. 9. b. of this document.

                                       11





======================================== =====================================    =====================================

                                                     AMOUNT OWED
                                              (AMOUNTS ARE ESTIMATED AS OF
          NAME                                      APRIL 30, 2002)                          TREATMENT

                                                                                  Claims).  The amount of pro rata
                                                                                  payment to a particular claimant shall
                                                                                  take into account payments some
                                                                                  Administrative Claimants may have
                                                                                  received during the pendency of the
                                                                                  Case.  For example, if A was paid 30%
                                                                                  of its Allowed fees and expenses
                                                                                  during the pendency of the case, B was
                                                                                  paid 15% of its Allowed fees and
                                                                                  expenses, and C and D received
                                                                                  nothing, then A and B will not receive
                                                                                  any payments until C and D each
                                                                                  receives 15%, at which time, B, C, and
                                                                                  D shall share pari passu until they
                                                                                  are each paid 30%.  A, B, C, and D
                                                                                  shall then share pari passu in further
                                                                                  distributions until they are each paid
                                                                                  in full.
---------------------------------------- -------------------------------------   -------------------------------------

TOTAL INCURRED =        $1,256,252.00     TOTAL PAID =             $160,596.00   TOTAL OUTSTANDING =    $1,095,656.00
======================================== =====================================   =====================================

                          a0       ALLOWANCE OF ADMINISTRATIVE CLAIM
         Except the Administrative Claims of the Clerk's Office, the Office of the United States Trustee, Lucent, Brandon Powell, and Bridgette Legge, the Court must rule on all Administrative Claims, including fees and expenses, listed in the chart above before such claim will be owed. Only the amount Allowed by the Court will be owed and required to be paid under this Plan.

                           b0 DEADLINE TO FILE MOTIONS FOR ALLOWANCE OF ADMINISTRATIVE PRIORITY CLAIM OR APPLICATIONS FOR APPROVAL OF FEES AND REIMBURSEMENT OF EXPENSES

         Except the Clerk's Office, the Office of the United States Trustee, ASK Financial, Marshack, Lucent, Brandon Powell, and Bridgette Legge, all other persons or entities who claim to have an Administrative Claim shall file with the Court and serve on the Debtor, the Debtor's general bankruptcy counsel, the Committee, the Committee's general bankruptcy counsel, the Office of the United States Trustee, and all other parties entitled to service, their motion for Allowance of Administrative Claim ("ADMINISTRATIVE CLAIM MOTION") or application for Allowance of professional fees and reimbursement of expenses ("FEE APPLICATION"), whichever is applicable, BY NO LATER THAN 30 DAYS after the entry of the Final(11) Plan Confirmation Order. CLAIMANTS SHOULD NOT OBTAIN A HEARING DATE FROM THE COURT. Debtor's general bankruptcy counsel shall obtain a hearing date for all Administrative Claim Motions and Fee Applications and serve an omnibus notice to all parties entitled to notice.
         A claimant or professional that fails to timely file its Administrative Claim Motion or Fee Application as set forth above shall be forever barred from asserting an Administrative Claim and any such claim shall be deemed released and waived.
         ASK Financial and Marshack, who are employed to represent the Debtor on a contingency fee basis and need not file and serve their Fee Applications until such time that proceeds are recovered and payment is sought.
         The Administrative Claims of the Clerk's Office, the Office of the United States Trustee, Lucent, Brandon Powell, and Bridgette Legge shall be allowed in the amounts stated in the Plan without further Court order.

-----------------------
         11/      Defined in Section III. D. 2. of this document.

                  2        PRIORITY TAX CLAIMS
         Priority tax claims ("PRIORITY TAX CLAIMS") are certain unsecured income, employment and other taxes described by Code section 507(a)(8). The Code requires that each holder of an allowed Priority Tax Claim receive the present value of such claim in deferred cash payments, over a period not exceeding six years from the date of the assessment of such tax.
         The Debtor does not believe it has any Priority Tax Claims. However, certain taxing authorities have filed claims which may be objectionable and they are listed below:


=============================== ============================ ==============================================

         DESCRIPTION                    AMOUNT OWED                                TREATMENT
------------------------------- ---------------------------- ----------------------------------------------

Name - Orange County            $24,070.38                   The Priority Tax Claim, if Allowed, will be
Treasurer/Tax Collector                                      paid through deferred cash payments over a
                                                             period not exceeding six (6) years after the
Basis for claim - property tax                               date of assessment of such claim, of a value
                                                             as of the Effective Date, equal to the
Assessment date - unknown                                    Allowed amount of such claim. In that event,
                                                             such payments are to be made in equal annual
                                                             installments of principal, plus interest
                                                             accruing from the Effective Date at the rate
                                                             on the unpaid portion of the Allowed
                                                             Priority Tax Claim set forth in the Sections
                                                             6621 and 6622 of the Internal Revenue Code
                                                             of 1986, as amended. The first such payment
                                                             is to be made payable on the latest of (a)
                                                             one year after the Effective Date, or as
                                                             soon thereafter as practicable; (b) such
                                                             date as may be fixed by the Bankruptcy
                                                             Court, or as soon thereafter as practicable;
                                                             (c) the tenth (10th) business day after such
                                                             claim is Allowed, or as soon thereafter as
                                                             practical; and (d) such date as the claimant
                                                             and the Liquidating Trustee may agree;
                                                             provided, however, that the Liquidating
                                                             Trustee retains the right to prepay any such
                                                             Allowed Priority Tax Claim, or any remaining
                                                             balance of such claim, in full or in part,
                                                             at any time on or after the Effective Date
                                                             without premium or penalty.
------------------------------- ---------------------------- ---------------------------------------------

                                       15





=============================== ============================ ==============================================

         DESCRIPTION                    AMOUNT OWED                                TREATMENT
------------------------------- ---------------------------- ----------------------------------------------

Name - Harris County/City of    $5,508.67                    The Priority Tax Claim, if Allowed, will be
Houston                                                      paid through deferred cash payments over a
                                                             period not exceeding six (6) years after the
Basis for claim - Ad Valorem                                 date of assessment of such claim, of a value
taxes for the year 2000                                      as of the Effective Date, equal to the
                                                             Allowed amount of such claim. In that event,
Assessment date - Unknown                                    such payments are to be made in equal annual
                                                             installments of principal, plus interest
                                                             accruing from the Effective Date at the rate
                                                             on the unpaid portion of the Allowed
                                                             Priority Tax Claim set forth in the Sections
                                                             6621 and 6622 of the Internal Revenue Code
                                                             of 1986, as amended. The first such payment
                                                             is to be made payable on the latest of (a)
                                                             one year after the Effective Date, or as
                                                             soon thereafter as practicable; (b) such
                                                             date as may be fixed by the Bankruptcy
                                                             Court, or as soon thereafter as practicable;
                                                             (c) the tenth (10th) business day after such
                                                             claim is Allowed, or as soon thereafter as
                                                             practical; and (d) such date as the claimant
                                                             and the Liquidating Trustee may agree;
                                                             provided, however, that the Liquidating
                                                             Trustee retains the right to prepay any such
                                                             Allowed Priority Tax Claim, or any remaining
                                                             balance of such claim, in full or in part,
                                                             at any time on or after the Effective Date
                                                             without premium or penalty.
------------------------------- ---------------------------- ---------------------------------------------

Name - Cypress-Fairbanks ISD    $590.80                      The Priority Tax Claim, if Allowed, will be
                                                             paid through deferred cash payments over a
Basis for claim - Ad Valorem                                 period not exceeding six (6) years after the
taxes for the year 2000                                      date of assessment of such claim, of a value
                                                             as of the Effective Date, equal to the
Assessment date -                                            Allowed amount of such claim. In that event,
Undeterminable from proof of                                 such payments are to be made in equal annual
claim                                                        installments of principal, plus interest
                                                             accruing from the Effective Date at the rate
                                                             on the unpaid portion of the Allowed
                                                             Priority Tax Claim set forth in the Sections
                                                             6621 and 6622 of the Internal Revenue Code
                                                             of 1986, as amended. The first such payment
                                                             is to be made payable on the latest of (a)
                                                             one year after the Effective Date, or as
                                                             soon thereafter as practicable; (b) such
                                                             date as may be fixed by the Bankruptcy
                                                             Court, or as soon thereafter as practicable;
                                                             (c) the tenth (10th) business day after such
                                                             claim is Allowed, or as soon thereafter as
                                                             practical; and (d) such date as the claimant
                                                             and the Liquidating Trustee may agree;
                                                             provided, however, that the Liquidating
                                                             Trustee retains the right to prepay any such
                                                             Allowed Priority Tax Claim, or any remaining
                                                             balance of such claim, in full or in part,
                                                             at any time on or after the Effective Date
                                                             without premium or penalty.
------------------------------- ---------------------------- ----------------------------------------------

                                       16





=============================== ============================ ==============================================

         DESCRIPTION                    AMOUNT OWED                                TREATMENT
------------------------------- ---------------------------- ----------------------------------------------

Name - Jefferson County         $16,593.62                   The Priority Tax Claim, if Allowed, will be
                                                             paid through deferred cash payments over a
Basis for claim - Ad Valorem                                 period not exceeding six (6) years after the
taxes for the year 2000                                      date of assessment of such claim, of a value
                                                             as of the Effective Date, equal to the
Assessment date -                                            Allowed amount of such claim. In that event,
Undeterminable from proof of                                 such payments are to be made in equal annual
claim                                                        installments of principal, plus interest
                                                             accruing from the Effective Date at the rate
                                                             on the unpaid portion of the Allowed
                                                             Priority Tax Claim set forth in the Sections
                                                             6621 and 6622 of the Internal Revenue Code
                                                             of 1986, as amended. The first such payment
                                                             is to be made payable on the latest of (a)
                                                             one year after the Effective Date, or as
                                                             soon thereafter as practicable; (b) such
                                                             date as may be fixed by the Bankruptcy
                                                             Court, or as soon thereafter as practicable;
                                                             (c) the tenth (10th) business day after such
                                                             claim is Allowed, or as soon thereafter as
                                                             practical; and (d) such date as the claimant
                                                             and the Liquidating Trustee may agree;
                                                             provided, however, that the Liquidating
                                                             Trustee retains the right to prepay any such
                                                             Allowed Priority Tax Claim, or any remaining
                                                             balance of such claim, in full or in part,
                                                             at any time on or after the Effective Date
                                                             without premium or penalty.
------------------------------- ---------------------------- ---------------------------------------------

Name - Houston ISD              $5,025.61                    The Priority Tax Claim, if Allowed, will be
                                                             paid through deferred cash payments over a
Basis for claim - Ad Valorem                                 period not exceeding six (6) years after the
taxes for the year 2000                                      date of assessment of such claim, of a value
                                                             as of the Effective Date, equal to the
Assessment date -                                            Allowed amount of such claim. In that event,
Undeterminable from proof of                                 such payments are to be made in equal annual
claim                                                        installments of principal, plus interest
                                                             accruing from the Effective Date at the rate
                                                             on the unpaid portion of the Allowed
                                                             Priority Tax Claim set forth in the Sections
                                                             6621 and 6622 of the Internal Revenue Code
                                                             of 1986, as amended. The first such payment
                                                             is to be made payable on the latest of (a)
                                                             one year after the Effective Date, or as
                                                             soon thereafter as practicable; (b) such
                                                             date as may be fixed by the Bankruptcy
                                                             Court, or as soon thereafter as practicable;
                                                             (c) the tenth (10th) business day after such
                                                             claim is Allowed, or as soon thereafter as
                                                             practical; and (d) such date as the claimant
                                                             and the Liquidating Trustee may agree;
                                                             provided, however, that the Liquidating
                                                             Trustee retains the right to prepay any such
                                                             Allowed Priority Tax Claim, or any remaining
                                                             balance of such claim, in full or in part,
                                                             at any time on or after the Effective Date
                                                             without premium or penalty.
=============================== ============================ ================================================

         C0       CLASSIFIED CLAIMS AND INTERESTS
                  1        CLASSES OF SECURED CLAIMS

         Secured claims ("SECURED CLAIMS") are claims secured by liens on property of the estate. The Debtor does not believe it has any secured claims with the exception of equipment lessors, and for purposes of the Plan, equipment lessors shall be treated as secured creditors with respect to their leased equipment. The following chart lists all classes of creditors who have filed Secured Claims and their treatment under this Plan.

============ ========================== ============== ============= ===============================================

                  DESCRIPTION AND
              INFORMATION ACCORD-ING                     IMPAIRED         TREATMENT UPON EFFECTIVE DATE UNLESS
 CLASS NO.        TO FILED CLAIM        INSIDER (Y/N)     (Y/N)                     OTHERWISE NOTED
------------ -------------------------- -------------- ------------- -----------------------------------------------

     1       Name - Wells Fargo Bank          N              N       The collateral was sold during the pendency

                                                                     of the case and claimant was paid in full
             Description of                                          from the proceeds of the sale.  Motion for
             collateral -                                            disallowance of claim will be filed prior to
             Ford van                                                confirmation of the Plan.  Claimant shall
                                                                     receive no cash distribution on account of
             Amount of claim -                                       its Secured Claim.
             $6,279.40

             Value of collateral -
             $9,000.00
------------ -------------------------- -------------- ------------- -----------------------------------------------

     2       Name - Wells Fargo Bank          N             N        Pursuant to an order entered on April 1,
                                                                     2002, the Motion to approve relief from stay
             Description of                                          stipulation was granted by the Court.
             collateral - deposit                                    Pursuant thereto, claimant has applied
             account with                                            $70,156.96 and remitted the balance in the
             approximately $112,000.00                               account to the Debtor.  Motion for
                                                                     disallowance of claim will be filed prior to
             Amount of claim -                                       confirmation of the Plan.  Claimant shall
             $70,156.96                                              receive no cash distribution on cash account
                                                                     of its Secured Claim.
             Value of collateral -
             approximately $112,000.00
------------ -------------------------- -------------- ------------- -----------------------------------------------

     3       Name - Federal                   N             Y        The FCC's claim is based on the BTA Note, which
             Communications Commission                               has never been assumed by UBN.  If UBN is
             ("FCC")                                                 unable to locate a purchaser for the BTA
                                                                     Licenses, or if the BTA Licenses are forfeited,
             Description of collateral                               UBN will abandon its interests in the BTA
             - FCC licenses referenced                               Licenses pursuant to the Plan.  Otherwise, a
             in this document as BTA                                 separate motion will be filed prior to the
             Licenses                                                confirmation of the Plan for assignment of the
                                                                     BTA Licenses and assumption of the BTA Note.
             Amount of Claim -
             $309.930.70                                             Unless the BTA Note is assumed by the Debtor,
                                                                     the Debtor does not have any liability to the
             Value of collateral -                                   FCC and intends to file a motion for
             approximately $300,000.00                               disallowance of the FCC's claim prior to
             - $600,000.00                                           confirmation of the Plan.  Claimant shall
                                                                     receive no cash distribution on account of its
                                                                     Secured Claim unless the BTA Note is assumed by
                                                                     the Debtor.
============ ========================== ============== ============= ===============================================

         With respect to any unsecured claim that may be filed as set forth above, nothing contained in this document or in the Plan shall be deemed a waiver of any right of any entity to object to such claim.


                  2        CLASSES OF PRIORITY UNSECURED CLAIMS
         Certain priority claims that are referred to in Code sections 507(a)(3), (4), (5), (6), and (7) (collectively, the "PRIORITY CLAIMS") are required to be placed in classes. These types of claims are entitled to priority treatment as follows: the Code requires that each holder of such a claim receive cash on the Effective Date equal to the allowed amount of such claim. However, a class of unsecured priority claim holders may vote to accept deferred cash payments of a value, as of the Effective Date, equal to the allowed amount of such claims.
         The following chart lists the class containing Debtor's section 507(a)(3) priority unsecured claims (the "Priority Wage Claims") and its treatment under the Plan. The Debtor does not have any other priority claims entitled to be placed in classes.

============== ======================================== ============== =============================================

  CLASS NO.                  DESCRIPTION                  IMPAIRED                      TREATMENT
-------------- ---------------------------------------- -------------- ---------------------------------------------

     4         All Allowed Priority Wage                       N       Payment in full from Distributable Funds(12)
               Claims pursuant to Code                                 by the Liquidating Trustee on the Effective
               section 507(a)(3)                                       Date, or as soon thereafter as practicable.

               Total amount of undisputed                              Each claimant shall not be paid more than
               claims = $43,585.36                                     the allowed claim amount or $4,300.00
                                                                       (before reduction for payroll taxes and any
                                                                       other appropriate withholdings), whichever
                                                                       is less.
============== ======================================== ============== =============================================

-----------------
         12/       Defined in section III. D. 9. b. of this document.

                  3        CLASSES OF GENERAL UNSECURED CLAIMS
         General unsecured claims ("General Unsecured Claims") are unsecured claims not entitled to priority under Code section 507(a). The following chart identifies the Plan's treatment of the classes containing ALL of Debtor's General Unsecured Claims.


============== ========================================= ============= ==============================================

  CLASS NO.                  DESCRIPTION                   IMPAIRED                      TREATMENT
-------------- ----------------------------------------- ------------- ----------------------------------------------

     5         All Allowed General Unsecured Claims           Y        Paid by the Liquidating Trustee from
               not subordinated under Code section                     Distributable Funds(13) after payment in full
               510(b).                                                 of all Allowed Administrative Claims,
                                                                       Allowed Priority Claims, and Allowed
               Estimated approximate amount of                         Priority Tax Claims.
               undisputed claims = $19,000,000.00.
                                                                       Creditors holding claims based on
                                                                       subordinated notes or other subordinated
                                                                       debt instruments, including those listed in
                                                                       Exhibit "10" to the Disclosure Statement,
                                                                       may have contractually agreed to assign
                                                                       distributions paid on account of their
                                                                       claims to certain other creditors (the
                                                                       "SENIOR CREDITORS") holding claims based on
                                                                       "borrowings." If so, distributions on
                                                                       account of such subordinated claims may be
                                                                       paid to the Senior Creditors. The
                                                                       Liquidating Trustee and the Senior Creditors
                                                                       shall have all rights to seek an order on
                                                                       noticed motion that such claims or proceeds
                                                                       thereof have been assigned. Such motion may

------------------
         13/      Defined in section III. D. 10. b. of this document.

                                       19





============== ========================================= ============= ==============================================

  CLASS NO.                  DESCRIPTION                   IMPAIRED                      TREATMENT
-------------- ----------------------------------------- ------------- ----------------------------------------------

                                                                       be filed after confirmation of the Plan.
                                                                       Until an order is obtained, however, the
                                                                       creditors listed in Exhibit "10" shall be
                                                                       paid ratably with all other creditors
                                                                       holding Claims in this class.

                                                                       As discussed elsewhere in this document,
                                                                       there is a substantial risk that there will
                                                                       not be any Distributable Funds and that
                                                                       creditors in this class will not receive any
                                                                       recovery.  The estimated range of recovery
                                                                       to creditors in this class is 0% to 26%.

-------------- ----------------------------------------- ------------- ----------------------------------------------

      6        All Allowed subordinated Unsecured             Y        Claimants in this class shall retain no
               Claims pursuant to 11 U.S.C.ss.510(b).                  claim and receive nothing under the Plan.

               Exhibit "4" to the Disclosure Statement
               contains a list of all claims which are
               included in this class.
============== ========================================= ============= ==============================================

                  4        CLASS OF INTEREST HOLDERS
         Interest holders are the parties who hold ownership interests (i.e., equity interests) in the Debtor. Because the Debtor is a corporation, entities holding preferred or common stock in the Debtor are interest holders. The following chart identifies the Plan's treatment of the class of interest holders.

============== ======================================== ============== =============================================

  CLASS NO.                  DESCRIPTION                  IMPAIRED                      TREATMENT
-------------- ---------------------------------------- -------------- ---------------------------------------------

      7        All holders of interest in the                 Y        Holders of interest in the Debtor shall
               Debtor/all shareholders of the Debtor                   retain no interest in the Debtor and
                                                                       receive nothing under the Plan.
============== ======================================== ============== =============================================

         D0       PLAN IMPLEMENTATION PROVISIONS
                  1        GENERAL OVERVIEW OF THE PLAN
         On the Effective Date of the Plan, in exchange for the reduction of all debt against the Debtor, all assets of the Debtor not previously abandoned or not abandoned herein shall be transferred to a liquidating trust (the "LIQUIDATING TRUST") pursuant to a liquidating trust agreement to be executed by the Debtor, the Committee and the trustee of the Liquidating Trust (the "LIQUIDATING TRUSTEE"). The assets of the Liquidating Trust are referred to herein as the "LIQUIDATING TRUST ASSETS." The Liquidating Trustee shall be responsible for making all disbursements required under the Plan, controlling, safeguarding, liquidating and administering the Liquidating Trust Assets, including directing and supervising pending litigation, objecting to claims, retaining professionals, making periodic reports, and taking responsibility for other duties and responsibilities set forth in the Plan and the liquidating trust agreement.
         After the transfer of the Debtor's assets to the Liquidating Trust, all of the Debtor's issued and outstanding shares shall be cancelled and extinguished and the Debtor shall be immediately merged with FoneFriend, Inc., a Nevada Corporation ("FONEFRIEND"), with the Debtor being the surviving corporation (the "SURVIVING CORPORATION"). Upon closing of the merger, all of the shares of FoneFriend will be converted into the right to receive 95% of the shares of outstanding securities of the Surviving Corporation with the Liquidating Trustee receiving 5% of the outstanding securities of the Surviving Corporation for the benefit of all Administrative Claimants and creditors entitled to payment under the Plan.

                  2        CONDITIONS PRECEDENT TO EFFECTIVENESS OF PLAN
         The Plan shall not become effective unless and until each of the following conditions have been satisfied: (1) the Court shall have entered the Plan Confirmation Order; (2) the Plan Confirmation Order shall have become "FINAL"; and (3) the Liquidating Trustee has been appointed by order of the Court. An order or judgment is Final if it is entered by the Court or other court of competent jurisdiction and it has not been reversed, stayed, modified or amended, and (a) the time to appeal or seek certiorari has expired, and no appeal or petition for certiorari has been timely taken, or (b) if an appeal or petition for certiorari has been timely filed but no stay was obtained, or (c) if an appeal or petition for certiorari was timely filed, a stay was obtained, and the appeal or petition for certiorari has been resolved by the highest court to which the order or judgment was appealed or certiorari was sought.

                  3        LONG-TERM FUNDING UNDER THE PLAN
         Long-term sources of funding for the Plan include the following: (1) stock of Nucentrix valued at $300,000; (2) stock of the Surviving Corporation valued at $2.3 million to $3 million; (3) litigation against Nortel for recovery of $4 million; and (4) $24,000 from Message Broadcast (due between September 7, 2002, through February 7, 2003); (4) litigation against Sternberg for recovery of $1 million (less contingency fee between 35% to 40%); (5) proceeds from the recovery of other preference actions or settlements; and (6) other potential claims and causes of actions (e.g., claims against Norstar, ClothingSource, Man Rabbit, and Star Telecom).

         In addition to the preference litigation currently pending against Nortel, Exhibit "1" to the Disclosure Statement lists all transfers that the Debtor made within the 90-day period preceding the Petition Date.

         The Debtor may also have potential claims against two former prospective merger partners, Norstar and ClothingSource, Inc., who backed out of merger agreements without justification. Further, the Debtor recently learned that Norstar may be infringing on the Debtor's trade name by its use of "Universal Broadband." To the extent complaints are not filed prior to the confirmation of the Plan, the Debtor reserves all rights to do so for itself, the Estate, the Committee, the Liquidating Trustee, any other trustee that may be appointed, and their representatives.
         The Debtor intends to file a complaint against Nortel alleging fraudulent conveyance and reserves all rights to do so for itself, the Estate, the Committee, the Liquidating Trustee, any other trustee that may be appointed, and their representatives.

                  4        THE LIQUIDATING TRUST
         Pursuant to the Plan and liquidating trust agreement, on the Effective Date, all assets of the Debtor and the Estate shall be transferred to the Liquidating Trust. The Liquidating Trust for federal income tax purposes is a "liquidating trust" as defined in Treasury Regulations Section 301.7701-4(d) and Rev. Proc. 94-45, 1994-28 I.R.B. 124, and a "grantor trust," with Persons entitled to receive distributions of property and assets under the Plan treated as the grantors and deemed owners of the Liquidating Trust, subject to the provisions of subpart E of subchapter J of Chapter 1 (sections 671 through 679) of the Internal Revenue Code of 1986, as amended. The transfer of property to the Liquidating Trust will be treated, for federal tax purposes, as a deemed transfer to Persons entitled to receive distribution of property or assets under the Plan, followed by a deemed transfer by such Persons to the Liquidating Trust.
                  5        THE REVERSE MERGER WITH FONEFRIEND
                           a0       TERMS OF THE MERGER

         On the Effective Date, FoneFriend will be merged into the Debtor with the Debtor being the Surviving Corporation. The merger for federal income tax purposes is a statutory tax-free A-type merger. Upon closing, all of the shares of FoneFriend will be converted into the right to receive 95% of the shares of stock of the Surviving Corporation. The Liquidating Trustee shall receive 5% of the shares of the Surviving Corporation for the benefit of Administrative Claimants and creditors entitled to payment under the Plan. The shares issued to the Liquidating Trustee shall remain fully diluted until such time that all shares held by the Liquidating Trustee are disposed. There shall be no dilution of the percentage ownership interest held by the Liquidating Trust. In other words, the Surviving Corporation shall take all steps necessary to maintain the Liquidating Trust's interest equal to the percentage ownership of equity securities held by the Liquidating Trust for the benefit of Administrative Claimants and creditors, including issuing additional shares without the payment of any additional consideration.
         Pursuant to the Merger Agreement, the stock of the Surviving Corporation held by the Liquidating Trust for the benefit of Administrative Claimants and creditors will be subject to certain restrictions and disposition under certain circumstances will be restricted or prohibited for 180 days after the Effective Date. Specifically, the Liquidating Trust shall not sell any shares of securities in the Surviving Corporation; provided, however, that the Liquidating Trust shall have the right to sell or transfer securities of the Surviving Corporation to one or more third parties in private transactions (including the Liquidating Trust to the creditors or Administrative Claimants) any time after the closing, provided such transferee agrees in writing not to sell such acquired shares until the expiration of the 180 days period.

         The name of the Surviving Corporation will be FoneFriend, Inc., or such other name as FoneFriend determines, in its sole discretion. The Surviving Corporation will be a Delaware corporation unless and until otherwise changed by the board of directors of the Surviving Corporation. The Committee shall be authorized to designate one Person to be appointed as a member of the board of directors of the Surviving Corporation. Upon closing of the merger, with the exception of the 5% interest in the Surviving Corporation and the one board member designated by the Committee, and all rights and obligations attendant thereto, the Debtor, the creditors, the Estate, the Committee, the Post-Confirmation Committee, and the Liquidating Trustee shall have no further interest in or involvement with the operations of the Surviving Corporation and shall have no liabilities associated therewith. Further, neither the Surviving Corporation nor FoneFriend shall have any claims against or interest in the Debtor, the Estate, the Committee, the Post-Confirmation Committee, the Liquidating Trustee, the Liquidating Trust, or their assets. Likewise, the Surviving Corporation shall have no liabilities associated with any claim against the Debtor or the Estate.
         The Surviving Corporation shall be vested with no assets of the Debtor or the Estate. All assets of the Debtor and the Estate shall be transferred to the Liquidating Trust or abandoned as set forth herein.
         Pursuant to Code section 1145, all shares of the Surviving Corporation issued to the Liquidating Trust for the benefit of Administrative Claimants and creditors shall be exempt from section 5 of the Securities Act of 1933 and any State or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security.

         Commencing one year after entry of the Final Plan Confirmation Order and thereafter, at the Liquidating Trustee's sole option and upon exercise of such option, the Surviving Corporation shall redeem all shares issued for the benefit of Administrative Claimants and creditors for the total sum of $3 million. At the Liquidating Trustee's option, a portion of the shares may be redeemed for the corresponding pro-rata portion of $3 million.

                  6        STOCK OF NUCENTRIX
         As discussed in Section II. D. 2. j. of the Disclosure Statement, the Debtor will receive Nucentrix common stock in an amount that has a value of $300,000 based on the average closing prices of Nucentrix common stock on the NASDAQ stock market or other securities exchanges or quotation system on which the common stock is traded or quoted. If the average share price at closing falls below $8 per share, the number of Nucentrix shares issued to the Estate will be based upon an $8 per share price. The stock of Nucentrix will be restricted and cannot be disposed of for at least one year after the issuance of the stock to the Debtor. As with all other assets of the Debtor, the shares shall be transferred to the Liquidating Trust on the Effective Date and be held by the Liquidating Trustee for the benefit of Administrative Claimants and creditors.

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

                  7        DISSOLUTION OF COMMITTEE
         On the Effective Date, the Committee shall be dissolved and its members, agents, advisors, and representatives shall be deemed released of all of their duties, responsibilities, and obligations.

                  8        DISSOLUTION OF MAN RABBIT, UBEE, AND URJET
         The Liquidating Trustee shall not be obligated or responsible for the dissolution or wind-up of the Affiliates of UBN and IJNT, including Man Rabbit, UBEE, and Urjet.

                  9        POST-CONFIRMATION MANAGEMENT
                           a0       THE POST-CONFIRMATION COMMITTEE
         On the Effective Date and immediately prior to its dissolution, the Committee shall either reconstitute or appoint certain representatives to form the Post-Confirmation Committee. Pursuant to and subject to the provisions of the liquidating trust agreement and the Post-Confirmation Committee's by-laws, the duties of the Post-Confirmation Committee shall include: (1) assisting the Liquidating Trustee and his/her professionals in liquidating assets, prosecuting actions, objecting to claims, and disposing of stock; (2) exercising the consultative role of a creditors' committee; (3) removing the Liquidating Trustee; (4) selecting and recommending a successor trustee in the event of removal or resignation of the Liquidating Trustee; (5) reviewing and approving compensation arrangements of the Liquidating Trustee and his/her professionals;
(6) reviewing and monitoring the periodic reports from the Liquidating Trustee; and (7) such other matters as may be provided by an order of the Court.

                           b0       APPOINTMENT OF LIQUIDATING TRUSTEE
         The Debtor and the Committee shall select and the Confirmation Order shall appoint the Liquidating Trustee to administer the Liquidating Trust Assets and to distribute proceeds of such assets (the "DISTRIBUTABLE FUNDS") in accordance with the terms of the Plan. Unless otherwise specifically set forth in the Plan, all property of the Estate and all property acquired by the Debtor after the Petition Date and prior to the Effective Date of the Plan including, without limitation, all right, title, and interest in any personal or real property, contractual interests, general intangibles, claims, suits, setoffs, counterclaims, rights of recoupment, avoidance actions under the Code or any applicable state or federal law, and any and all equitable or legal rights, claims, interests, and remedies of the Debtor and the Estate shall be transferred to and vest in the Liquidating Trust. The Liquidating Trustee will be vested with standing to investigate and pursue any litigation, including avoidance actions and claim objections, and will be vested with all rights, benefits, and powers afforded a "trustee" under the Code including, without limitation, Code sections 1106, 1108, and 1123(b)(3)(B). In the event the Liquidating Trustee resigns or is removed, the Post-Confirmation Committee shall select and recommend to the Court a successor trustee. The successor trustee shall have the same rights, obligations, and duties of the Liquidating Trustee.

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

                           C. COMPENSATION OF THE LIQUIDATING TRUSTEE AND RETENTION AND PAYMENT OF PROFESSIONALS FOR THE LIQUIDATING TRUSTEE AND THE POST-CONFIRMATION COMMITTEE
         The general bankruptcy counsel for the Committee may be employed by the Post-Confirmation Committee without need for further order of the Court. Counsel for the Post-Confirmation Committee will be entitled to reasonable compensation, as that term is used in Code section 330, but only upon submission to the Post-Confirmation Committee, the Liquidating Trustee, the Liquidating Trustee's attorneys, and the Office of the United States Trustee of its statement of fees and expenses incurred. Statements may not be submitted less than one month apart. If no one objects to the statement within 20 days of the date of mailing, then the Liquidating Trustee shall be authorized to pay the fees and expenses set forth in the statement. In the event there is a written objection within such 20 day period, and the parties cannot resolve the objection, then the disputed portion of the fees and expenses shall be submitted to the Court for determination, and the undisputed portion shall be immediately paid.
         The Liquidating Trustee may employ counsel, accountants, or other professionals that he deems appropriate although all professionals currently employed on litigation matters will represent the Liquidating Trustee without the need to submit additional employment applications if those litigation matters are unresolved at the time of the Liquidating Trustee's appointment. The Liquidating Trustee and any professional employed by the Liquidating Trustee will be entitled to reasonable compensation, as that term is used in Code section 330, but only upon submission to the Post-Confirmation Committee, the

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

Post-Confirmation Committee's attorneys, and the Office of the United States Trustee of its statement of fees and expenses incurred. Statements may not be submitted less than one month apart. If no one objects to the statement within 20 days of the date of mailing, then the Liquidating Trustee shall be authorized to pay such fees and expenses set forth in the statement. In the event there is a written objection within such 20 day period, and the parties cannot resolve the objection, then the disputed portion of the fees and expenses shall be submitted to the Court for determination, and the undisputed portion shall be immediately paid.
         The Liquidating Trustee shall be authorized to reserve funds from the Distributable Funds as is reasonable to pay the expenses and fees of the Liquidating Trustee, the Post-Confirmation Committee, and their professionals, before making distributions to Administrative Claimants holding Allowed Administrative Claims, creditors holding Allowed Priority Tax Claims, creditors holding Allowed Claims in class 5.

                           D.       NO PERSONAL OBLIGATION FOR ESTATE
                                    LIABILITIES
         Persons or entities dealing with the Liquidating Trustee, or seeking to assert claims against the Estate or the Debtor in connection with any and all claims, whether known or unknown, that existed prior to the Effective Date shall look only to property held by the Liquidating Trustee pursuant to the Plan to satisfy any liability to such person or entity, and the Liquidating Trustee shall have no corporate, personal, or individual obligation to satisfy any such liability.
                           E.       STANDARD OF CARE
         The Liquidating Trustee shall not be liable (i) for any loss or damages by reason of any action taken or omitted, except in the case of fraud, willful misconduct, bad faith, or gross negligence, or (ii) for any act or omission made in reliance upon the Debtor's books and records or upon information or advice given to the Liquidating Trustee by his or her professionals.

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

                           F. RELIANCE ON DOCUMENTS OR ADVICE OF COUNSEL Except as otherwise provided in the Plan, the Liquidating Trustee shall rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, consent, or other document believed to be genuine and to have been signed by the proper party or parties.

                           G.       EXERCISE OF POWERS
         Except as may be specifically required by the Plan, the Liquidating Trustee shall not be required to obtain Court authorization in the exercise of any power conferred upon him or her in the administration of assets and disbursement of funds pursuant to the Plan.

                           H.       SURETY BOND
         To protect the Distributable Funds and the property of the Estate, as soon as practicable after the appointment, the Liquidating Trustee shall obtain such surety bond as approved by the Post-Confirmation Committee to be reasonable and appropriate. The Post-Confirmation Committee's approval shall not be unreasonably withheld.

                           I.       TAX RETURNS
          The Liquidating Trustee shall prepare or cause to be prepared and filed on behalf of the Debtor and the Estate, all state and federal tax returns required to be filed under applicable law, and shall pay in accordance with the terms of the Plan any taxes due in connection with such returns.

                           J.       BOOKS AND RECORDS
         Upon the issuance of a final decree by the Court, the Liquidating Trustee may destroy any books and records of the Estate which the Liquidating Trustee determines are no longer necessary, without further order of the Court.

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

         E.       OTHER PROVISIONS OF THE PLAN

                  1.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                           A.       ASSUMPTION AND ASSIGNMENT
         The Debtor does not intend to assume any executory contracts. Any contract that the Debtor believes should be assumed will have been done so prior to the confirmation of the Plan.

                           B.       REJECTIONS
         On the Effective Date, all executory contracts and unexpired lease previously not rejected or assumed will be rejected. The Debtor is not aware of any executory contract or unexpired lease that has not been previously rejected or assumed but in an abundance of caution, to the extent such contract or lease exists, it is hereby deemed rejected.
         THE BAR DATE FOR FILING A PROOF OF CLAIM BASED ON A CLAIM
ARISING FROM THE REJECTION UNDER THE PLAN OF A LEASE OR CONTRACT IS 30 DAYS AFTER REJECTION. Any claim based on the rejection of a contract or lease will be barred if the proof of claim is not timely filed, unless the Court later orders otherwise.

                  2.       ABANDONMENT
         On the Effective Date, with the exception of the tangible property located at 2030 Main Street, Suite 1300, Irvine, California; cash and cash equivalents; and funds on deposit; all other tangible property of the Debtor shall be deemed abandoned on the Effective Date to whoever has possession of such property pursuant to Code section 554. Further, on the Effective Date, if the BTA Licenses have not been forfeited or the assignment of which has not been finally approved by the FCC, the Debtor's interest in the BTA Licenses shall be deemed abandoned to the FCC.

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

                  3.       CHANGES IN RATES SUBJECT TO REGULATORY COMMISSION
                           APPROVAL
         UBN was subject to governmental regulatory commission approval of its rates. However, UBN will not continue to provide telecommunications services in its prior capacity and therefore, no governmental regulations concerning rates are applicable.

                  4.       UNDELIVERABLE DISTRIBUTIONS
         If a distribution to an entity holding an Allowed Claim is returned to the Liquidating Trustee as undeliverable (an "UNDELIVERABLE DISTRIBUTION"), the Liquidating Trustee will make no further distributions to the entity holding such claim until it becomes deliverable. The Undeliverable Distributions will be held by the Liquidating Trustee in a segregated interest-bearing account (the "UNCLAIMED DISTRIBUTION ACCOUNT").
         Prior to disbursing any funds from the Unclaimed Distribution Account to Administrative Claimants and creditors who have deliverable addresses, the Liquidating Trustee shall seek an order of the Court upon noticed motion to any entity who has a claim to or an interest in an Undeliverable Distribution. The motion shall address attempts made by the Liquidating Trustee to locate entities with a claim to or interest in an Undeliverable Distribution. The Liquidating Trustee will then administer and distribute the funds in the Unclaimed Distribution Account in accordance with the order.
         As may be ordered by the Court upon noticed motion by the Liquidating Trustee, any entity who is entitled to an Undeliverable Distribution and who does not provide the Liquidating Trustee with a written notice asserting its claim to or interest in the Undeliverable Distribution and setting forth a current, deliverable address may be deemed to have waived any claim to or interest in that Undeliverable Distribution and may be forever barred from receiving that Undeliverable Distribution or asserting any claim against the Debtor, the Estate or the Liquidating Trustee, or the Liquidating Trust Assets. Further, the Court may order the Liquidating Trustee to distribute funds in the Unclaimed Distribution ratably to Administrative Claimants and creditors who have deliverable addresses in the priority set forth in the Plan.

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

                  5.       RESERVE FOR DISPUTED CLAIMS
         On and after the Effective Date, the Liquidating Trustee shall establish and maintain reserves for all Disputed Claims. A Disputed Claim is a filed or scheduled Claim that is the subject of a pending objection.
         Pursuant to Code section 502(d), creditors that received an avoidable transfer will not be Allowed a Claim until the transfer is returned to the Estate, even if the Claim is identified in this document or the attached exhibits as being Allowed. Further, if a creditor is a party to an action or objection that alleges Code sections 522(f), 522(h), 542 through 549, 550, or 724(a), the creditor will not be Allowed a Claim unless and until the Court rules in the creditor's favor with respect to such causes of action or such causes of action are dismissed.
         For purposes of establishing a reserve, cash will be set aside equal to the amount that would have been distributed to the holders of Disputed Claims had the Disputed Claims been Allowed on the date a distribution is made to the Allowed Claims in the same class or of the same priority as the Disputed Claims. If, when, and to the extent any such Disputed Claim becomes an Allowed Claim by Order of the Court and such Order is not timely appealed, the relevant portion of the cash held in reserve shall be distributed to the claimant by the Liquidating Trustee as soon as is practicable. The balance of the cash held in reserve for a particular class or priority of claims after resolution of all Disputed Claims in such class or of the same priority shall be transferred out of the reserve fund and be available for further distribution in accordance with the Plan.

                  6.       LIMITATION OF LIABILITY
         None of the Debtor, the Committee, the Estate, the Post-Confirmed Committee, the Liquidating Trustee, nor any of their employees, officers, members, directors, agents, or representatives, nor any professional persons employed or formerly employed by any of them, shall have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with or related to the Case, the Estate, and any Adversary Proceeding including, without limitation, obligations to or estimations of claims, dispositions of assets, or proposing, formulating, soliciting acceptances to, confirming, or implementing the Plan or the Disclosure Statement.

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

                  7.       EXEMPTION FROM TRANSFER TAXES
         Pursuant to Code section 1146(c) and any sale orders entered in the Case, the making or delivery of any instrument whatsoever in furtherance of or in connection with the Plan including, without limitation, the assignments, documents, instruments and agreements and other conveyance documents executed and delivered in connection with the disposition, sale or transfer of the Debtor's assets to any purchaser, transferee, or assignee, shall not be subject to any stamp, real estate transfer, personal property, recording or other similar tax.
                  8.       GOVERNING LAW
         The rights and obligations arising under the Plan and any agreements, contracts, documents or instruments executed in connection with the Plan will be governed by and construed and enforced in accordance with California law and the Code and Rules, unless an express choice of law provision exists in a particular agreement, contract, instrument or document provided for, or executed in connection with, the Plan.
                  9.       RETENTION OF JURISDICTION
         The Court shall retain jurisdiction of all matters arising in or relating to this Case to the fullest extent provided by law until the Plan is fully consummated, including, without limitations:

                           a. The adjudication of the validity, scope,
classification, Allowance, and disallowance of any Claim;

                           b. The estimation of any Claim;

                           c. The Allowance or disallowance of compensation or
other administrative expense claims;

                           d. To hear and determine Claims concerning taxes
pursuant to Code sections 346, 505, 525, and 1146;

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

                           e. To hear and determine any action or proceeding
brought under Code sections 108, 510, 543, 544, 545, 548, 549, 550, 551, and
553;

                           f. To hear and determine all actions and proceedings
which relate to pre-confirmation matters;

                           g. To hear and determine any issue relating to the
assumption or rejection of executory contracts and unexpired leases;

                           h. To hear and determine any modification to the Plan
in accordance with the Rules and the Code;

                           i. To enforce and interpret the terms of the Plan;

                           j. To correct any defects, cure any omissions, or
reconcile any inconsistency in the Plan or the confirmation order as may be necessary to carry out the purpose and intent of the Plan;

                           k. The entry of any order, including injunctions,
necessary to enforce title, rights and powers of the Debtor, the Estate, the Post-Confirmation Committee and the Liquidating Trustee, and to impose such limitations, restrictions, terms and conditions on such title, rights and powers as the Court may deem necessary including, without limitation, any right of the Liquidating Trustee to recover and liquidate assets;

                           l. To determine the validity, extent and priority of
all liens and security interests against property of the Estate and the Liquidating Trust or property vested in the Liquidating Trustee pursuant to the Plan;

                           m. To hear and determine such matters and make such
orders as are consistent with the Plan as may be necessary to carry out the provisions thereof and to adjudicate any disputes arising under or relating to any order entered by the Court in this Case;

                           n. The entry of an order concluding and terminating
this Case.

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

IV.      EFFECT OF CONFIRMATION OF PLAN
         A.       DISCHARGE
         The confirmation of the Plan does not discharge the Debtor as set forth in Code section 1141.

         B.       TRANSFER OF PROPERTY OF THE DEBTOR
         Except as otherwise provided in the Plan or the Plan Confirmation Order, on the Effective Date, all property of the Estate and the Debtor shall be transferred to the Liquidating Trust for the benefit of Administrative Claimants and creditors in exchange for (and in complete satisfaction, discharge, and release of) all claims and interests of any nature whatsoever (including, without limitation, any interest accrued on claims from and after the Petition
Date) against the Debtor, the Estate, and the Surviving Corporation.

         C.       MODIFICATION OF PLAN
         The Proponent of the Plan may modify the Plan at any time before confirmation. However, the Court may require a new disclosure statement and/or revoting on the Plan. The Proponent of the Plan may also seek to modify the Plan at any time after confirmation only if: (1) the Plan has not been substantially consummated, and (2) the Court authorizes the proposed modifications after notice and a hearing, and (3) the Committee or Post-Confirmation Committee consents to such modification. The consent of the Committee or Post-Confirmation Committee shall not be unreasonably withheld.

         D.       POST-CONFIRMATION STATUS REPORT

         Within 120 days of the entry of the Plan Confirmation Order, the Liquidating Trustee shall file a status report with the Court explaining what progress has been made toward consummation of the confirmed Plan. The status report shall be served on the United States Trustee, the twenty largest unsecured creditors, and those parties who have requested special notice. Further status reports shall be filed every 120 days and served on the same entities.

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

         E.       POST-CONFIRMATION CONVERSION/DISMISSAL
         A creditor or party in interest may bring a motion to convert or dismiss the case under Code section 1112(b), after the Plan is confirmed, if there is a default in performing the Plan. If the Court orders the case converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 estate, and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 estate. The automatic stay will be reimposed upon the revested property, but only to the extent that relief from stay was not previously authorized by the Court during this case.
         The Plan Confirmation Order may also be revoked under very limited circumstances. The Court may revoke such order if the order was procured by fraud and if the party in interest brings an adversary proceeding to revoke confirmation within 180 days after the entry of the order.

         F.       FINAL DECREE
         Once the estate has been fully administered as referred to in Bankruptcy Rule 3022, the Liquidating Trustee shall file a motion with the Court to obtain a final decree to close the case.

                                              Respectfully submitted,

DATED:  June ___, 2002                        ALBERT, WEILAND & GOLDEN, LLP

                                              By:    _________________________
                                                     LEI LEI WANG EKVALL
                                                     General Insolvency Counsel
                                                     for Universal Broadband
                                                     Networks, Inc., and IJNT,
                                                     Inc., Debtors and
                                                     Debtors-in-Possession

                                       36